EXHIBIT 10.2



                            ALMIRA ENTERPRISES, INC.


                                     - and -


                              NORDBANKEN AB (PUBL)





                           ---------------------------
                              SECOND NAVAL MORTGAGE
                                   - on the -
                              m.v. "ENCHANTED ISLE"
                           ---------------------------









                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE
                            Tel: +44 (0)20 7452 4000
                            Fax: +44 (0)20 7452 4001
                                 Ref: GFS/252680

                                INDEX OF CONTENTS

Clause            Heading                                                                              Page No.


1.                DEFINITIONS.................................................................................2

2.                OWNER'S COVENANT TO PAY.....................................................................5

3.                MORTGAGE....................................................................................6

4.                OWNER'S COVENANTS AS TO INSURANCE...........................................................7

5.                OWNER'S COVENANTS AS TO OPERATION & MAINTENANCE............................................12

6.                EXPENSES...................................................................................17

7.                PROTECTION AND MAINTENANCE OF SECURITY.....................................................18

8.                EVENTS OF DEFAULT..........................................................................19

9.                ENFORCEMENT OF RIGHTS......................................................................19

10.               APPLICATION OF MONEYS......................................................................22

11.               NO WAIVER..................................................................................22

12.               POWER OF DELEGATION........................................................................22

13.               POWER OF ATTORNEY..........................................................................22

14.               FURTHER ASSURANCE..........................................................................23

15.               WAIVER OF RIGHTS AS SURETY.................................................................23

16.               AMOUNT SECURED BY MORTGAGE.................................................................25

17.               NOTICES....................................................................................25

18.               GOVERNING LAW, SEVERABILITY, ETC. .........................................................25

19.               MISCELLANEOUS..............................................................................26

20.               RECORDING OF THIS MORTGAGE.................................................................26


THIS SECOND NAVAL MORTGAGE is made the 21st day of June 2000 by ALMIRA ENTERPRISES, INC. a company incorporated under the laws of Panama with its registered office at c/o Galindo Arias & Lopez, Scotia Plaza, No 18 Avenida Federico Boyd & Calle 51, Pisas 9, 10 & 11, Panama, Republic of Panama ("the Owner") in favour of NORDBANKEN AB (PUBL) a company incorporated under the laws of Sweden acting through its office at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden ("the Mortgagee" which expression shall include its successors and permitted assigns).

WHEREAS:-

(A) The Owner is the sole owner of the whole of the motor vessel named "ENCHANTED ISLE" built in 1958 at Pascagoula, E.U.A. duly documented in the name of the Owner under the laws and flag of the Republic of Panama under Permanent Patente of Navigation Number 14087-84-E having radio call letters in the international Code of Signals 3FMG2 with a gross capacity in tons of 23,875 net capacity in tons of 9,568 length of
         173.74 meters breadth of 25.60 meters and depth of 13.80 meters.

(B) By a loan agreement dated the 20 day of June 2000 made between (1) the Mortgagee and (2) Commodore Holdings Limited ("the Borrower") (hereinafter as the same may from time to time be amended, varied or supplemented called the "Loan Agreement") the Mortgagee has agreed to make available to the Borrower a loan of two million United States Dollars (USD2,000,000) (the "Loan" which expression shall also mean where the context so requires the amount thereof from time to time outstanding) on the terms and conditions therein set forth. A copy of the form of the Loan Agreement in the form executed is attached hereto and forms an integral part hereof.

(C) By a guarantee and indemnity dated 20 day of June 2000 executed by the Owner in favour of the Mortgagee (hereinafter as the same may from time to time be amended, varied or supplemented called "the Guarantee") the Owner has (inter alia) guaranteed the due and punctual payment of any and all sums due and to become due from the Borrower under the Loan Agreement. A copy of the form of the Guarantee in the form executed is attached hereto and forms an integral part hereof.

(D) The Mortgagee agreed to advance the Loan on condition that the Owner should execute and deliver to the Mortgagee the Guarantee and such a second priority mortgage of the Vessel as hereinafter appears.

(E) In fulfilment of the said condition and in order to secure the payment to the Mortgagee of the Outstanding Indebtedness (as hereinafter defined) and the performance and observance of and compliance with all the covenants terms and conditions in this Mortgage contained expressed or implied the Owner has duly authorised the execution and delivery of this Mortgage and is duly permitted to give as security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all the said covenants terms and conditions a second preferred mortgage on the Vessel under and pursuant to the laws of the Republic of Panama.

(F) By a first naval mortgage dated 14 July 1995 ("the Prior Mortgage") executed by the Owner in favour of Effjohn International Cruise Holdings, Inc. ("the Prior Mortgagee") the Owner has mortgaged the Vessel in favour of the Prior Mortgagee.


NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS

(1) In this Mortgage unless the context otherwise requires any term defined in the preamble or recitals hereto has the meaning ascribed to it therein and:-

         "Default Rate"
         means interest at the rate calculated in accordance with clause 4.3 of the Loan Agreement;

         "Event of Default"
         means any of the events set out in clause 8 hereof;

         "Insurances"
         means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel and her earnings or otherwise howsoever in connection with the Vessel with the exception of Mortgagees interest insurances;

         "Outstanding Indebtedness"
         means the aggregate of all sums of money whatsoever now or in the future actually or contingently due or owing to the Mortgagee under the Security Documents or any of them;

         "person"
         includes any body of persons;

         "Requisition Compensation"
         means all moneys or other compensation whatsoever payable by reason of the requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) or the capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government;

         "Security Documents"
         means the Loan Agreement, the Guarantee, this Mortgage and any other document as may have been or may hereafter be executed to secure the Loan;

         "Security Period"
         means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by irrevocable payment in full of the Outstanding Indebtedness;

         "Total Loss"
         means:-

         (i) actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

         (ii) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or

         (iii) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Owner from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof; and

         "Vessel"
         means the vessel described in Recital (A) hereto and includes her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

(2)      In clause 4.1(A) hereof:-

         "excess risks"
         means the proportion of claims for general average and salvage charges and under the ordinary running down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

         "protection and indemnity risks"
         means the usual risks covered by an English protection and indemnity association including without limitation pollution risks (whether relating to oil or otherwise howsoever) and the proportion not recoverable in case of collision under the ordinary running down clause; and

         "war risks"
         includes the risks of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

(3)      This Mortgage shall be read together with the Loan Agreement.

(4) Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

2.       OWNER'S COVENANT TO PAY

(1) In consideration of the premises the Owner covenants with the Mortgagee as follows:-

         (1) to guarantee repayment of the Loan to the Mortgagee at the time and in the manner specified in clause 5 of the Loan Agreement;

         (2) to guarantee payment of interest on the Loan to the Mortgagee at the rate at the times and in the manner specified in clause 4 of the Loan Agreement;

         (3) to pay interest at the Default Rate to the Mortgagee (both before and after any judgment) on any sum or sums payable under the Security Documents which is not paid to the Mortgagee on the due date;

         (4) to pay each and every other sum of money that may be or become owing to the Mortgagee under the terms of the Security Documents or any of them at the times and in the manner specified therein;

         (5) to pay to and/or indemnify the Mortgagee for such additional amounts as may be necessary in order that all payments under this Mortgage after deduction or withholding for or on account of all present or future taxes (other than corporate taxes on the overall net income of the Mortgagee) imposed by any competent authority in any jurisdiction relative to the Owner shall be no less than such payments would have been had there been no such taxes; and

         (6) to perform observe and comply with the obligations, covenants, terms and conditions set out in this Mortgage.

(2) Notwithstanding anything to the contrary contained in this clause 2 the Outstanding Indebtedness shall become immediately payable on demand upon the happening of any Event of Default.

3.       MORTGAGE

(1) In consideration of the premises and in order to secure by this Mortgage the repayment to the Mortgagee of the Loan plus interest at the rate set forth in the Loan Agreement and the payment of all such other sums as may hereafter from time to time and at any other time form part of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants terms and conditions herein contained, the Owner in accordance with the provisions of Chapter V Title IV of Book Second of the Code of Commerce of the Republic of Panama and of the pertinent provisions of the Civil Code and other legislation of the Republic of Panama hereby executes and constitutes a Second Preferred Naval Mortgage on the whole of the Vessel in favour of the Mortgagee, subject to the Prior Mortgage, to have and to hold the same unto the Mortgagee its successors and assigns forever upon the terms herein set forth, PROVIDED ONLY and the condition of these presents is such that if the Owner its successors and assigns shall pay or cause to be paid to the Mortgagee its successors or assigns the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Loan Agreement and this Mortgage and shall observe and comply with the covenants, terms and conditions in the Loan Agreement and this Mortgage contained expressed or implied to be performed, observed or complied with by and on the part of the Owner then these presents and the rights hereunder shall cease determine and be void and the Mortgagee will, at the request and cost of the Owner, execute a release in such form as the Owner may reasonably require, of the security created by this Mortgage.

(2) It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants terms and conditions contained in the Security Documents and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Mortgagee for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be an addition to and not a limitation of any and every other power or remedy vested in the Mortgagee under any of the other Security Documents or at law and that all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

4.       OWNER'S COVENANTS AS TO INSURANCE

(1) The Owner covenants with the Mortgagee and undertakes throughout the Security Period:-

         (1) at the Owner's expense to insure and keep the Vessel insured in United States Dollars (or such other currency as the Mortgagee may approve in writing) against (a) fire and usual marine risks (including excess risks), (b) war risks, (c) protection and indemnity risks, (d) oil pollution liability risks in excess of the limit of cover for oil pollution liability included within the protection and indemnity risks, (e) loss of hire and (f) any other risks which the Mortgagee may from time to time require;

         (A) to effect the Insurances (a) generally in such amounts and upon such terms as shall from time to time be approved in writing by the Mortgagee, through such brokers (hereinafter called "the approved brokers") and with such insurance companies underwriters war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee, and (b) in particular 01. (in respect of all risks within the protection and indemnity insurances other than oil pollution risks) in an unlimited amount, or (if unlimited cover ceases to be available) in the maximum amount available to the Owner for the Vessel in the market from time to time; 02. (in respect of oil pollution liability risks included within the protection and indemnity insurances) in the maximum amount available to the Owner for the Vessel in the market from time to time; and 03. (in respect of oil pollution liability risks in excess of the limit of cover included in the protection and indemnity insurances) in such amount and upon such terms as the Mortgagee may from time to time require;

         (2) to renew the Insurances at least fourteen (l4) days before the relevant policies or contracts expire and to procure that the approved brokers shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected;

         (3) punctually to pay premiums calls contributions or other sums payable in respect of all the Insurances and to produce all relevant receipts when so required by the Mortgagee;

         (4) to arrange for the execution of such guarantees as may from time to time be required by a protection and indemnity or war risks association;

         (5) to procure that the interests of the Mortgagee shall be duly endorsed upon all slips cover notes policies certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances and in particular, but without limitation, if so required by the Mortgagee, (but without liability as between the Owner and the Mortgagee for premiums or calls) to procure that the Mortgagee be named as co-assured;

         (B) to procure that all such instruments of insurance as are referred to in sub-clause (F) above shall be deposited with the Mortgagee (or with such other person as the Mortgagee may from time to time direct) and that the approved brokers furnish the Mortgagee with a letter or letters of undertaking in such form as may be required by the Mortgagee;

         (6) to procure that the protection and indemnity and/or war risks associations wherein the Vessel is entered shall (if so required by the Mortgagee) furnish the Mortgagee with a letter or letters of undertaking in such form as may be required by the Mortgagee;

         (7) to operate and manage the Vessel or procure that the Vessel is operated and managed strictly in conformity with the terms of the instruments of insurance referred to in sub-clause (F) above (including any warranties express or implied therein) and in particular:

               (1) to ensure that the Vessel's classification, structure, operation and management are maintained strictly in conformity with any warranty as to class, structure, operation or management or any other provision as to class, structure, operation or management contained in the Insurances and to this end to submit the Vessel or cause the Vessel to be submitted to such periodical or other surveys as may be required by the Vessel's classification society, salvage association or otherwise howsoever not less than fourteen (14) days before the date upon which such surveys fall due;

               (2) promptly and fully to implement any and all requirements or recommendations contained in any report issued upon or following any of the surveys referred to in sub-clause (i) above and promptly after such surveys have been carried out to provide evidence satisfactory to the Mortgagee that this has been done together with confirmation from the relevant approved brokers that the Vessel complies with such of the Insurances to which such surveys are relevant;

               (3) (without prejudice to clauses 4.1(G) and (H) hereof) to procure that the approved brokers furnish the Mortgagee with a letter of undertaking in terms satisfactory to the Mortgagee in which the approved brokers undertake (inter alia) to give the Mortgagee notice of any failure by the Owner to comply with any warranty as to the Vessel's class or structure;

               (4) to comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act)) to comply strictly with the requirements of the United States Oil Pollution Act 1990 ("the Act") and before any such trade is commenced and during the entire period during which such trade is carried on:-

                     (1) to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Owner for the Vessel in the market;

                     (2) to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly to deliver to the Mortgagee copies of such declarations;

                     (3) to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Mortgagee copies of reports made in respect of such surveys;

                     (4) to implement any recommendations contained in the reports issued following the surveys referred to in sub-clause (c) above within the time limit specified therein, and provide evidence satisfactory to the Mortgagee that the protection and indemnity insurers are satisfied that this has been done; and

                     (a) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

                          (01) to obtain and retain a certificate of financial
                               responsibility under the Act in form and substance satisfactory to the United States Coast Guard and to provide the Mortgagee with a copy thereof;

                          (02) to procure that the protection and indemnity
                               insurances do not contain a US Trading Exclusion Clause or any other provision analogous thereto and to provide the Mortgagee with evidence that this is so; and

                          (03) strictly to comply with any operational or
                               structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution;

                     (5) before allowing the Vessel to enter or trade to any zone which is declared a war zone or which is rendered dangerous by reason of hostility in any part of the world (whether war be declared or not) to effect such special insurance cover as the Mortgagee may require; and

                     (6) to notify the Mortgagee forthwith by letter or in case of urgency by telex of any requirement or recommendation made by any insurer or classification society which has not been complied with prior to fourteen (14) days before the date by which it is required to be complied with;

               (8) to apply all sums receivable in respect of the Insurances as are paid to the Owner for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received;

               (9) not to make any alteration which would or could reasonably be expected to have a material adverse effect on the rights or interest of the Mortgagee to any of the terms in any of the instruments of insurance referred to in sub-clause (F) above which have been approved by the Mortgagee and not to make, do, consent or agree to any act or omission which would or might render any such instrument of insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part;

               (10) not without the prior approval of the Mortgagee to settle, compromise or abandon any claim under the Insurances for Total Loss or for a major casualty; and

               (11) to indemnify the Mortgagee fully forthwith upon demand for any and all costs and expenses incurred by the Mortgagee from time to time:

                     (1) in effecting for the benefit of the Mortgagee in such amount, upon such terms, through such insurance brokers and with such insurance company or underwriter as the Mortgagee shall in its sole discretion elect
                          (i) a Mortgagee's interest insurance policy on the Vessel and (ii) an insurance policy against the possible consequences of pollution involving the Vessel, including without limitation, the risk of expropriation or sequestration of the Vessel, the imposition of a lien or encumbrance of any kind having priority over this Mortgage or a claim against the Vessel exceeding the amount receivable in respect of pollution under the Vessel's protection and indemnity insurances; and

                     (2) in obtaining from time to time a report or reports on the adequacy of the Insurances from an insurance adviser appointed by the Mortgagee.

(2) The Mortgagee shall be entitled from time to time to review the terms of clause 4.1 hereof in order to provide for changes occurring after the date of this Mortgage in legislation or circumstances affecting the Owner, the Vessel, the Insurances, the laws of any jurisdiction or any other matters which the Mortgagee deems relevant, and to modify its requirements in respect of the Insurances in the light of such changes. Any such modification, once notified in writing by the Mortgagee to the Owner shall be binding on the Owner and take effect as an amendment to clause 4.1 hereof.

5.       OWNER'S COVENANTS AS TO OPERATION & MAINTENANCE

(1) The Owner covenants with the Mortgagee and undertakes throughout the Security Period:-

         (1) to keep the Vessel registered as a Panamanian ship and not to do or suffer to be done anything whereby such registration may be forfeited or imperilled;

         (2) not (without the previous consent in writing of the Mortgagee) to make any modification to the Vessel which would result in any substantial change in the structure type or speed of the Vessel;

         (3) at all times to maintain and preserve the Vessel in good working order and repair so as to maintain the highest class available to vessels of her type and so that the Vessel is in every respect seaworthy and in good operating condition and to maintain and preserve the Vessel in such good working order and condition as to comply with the requirements of the Vessel's insurers and of the laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of Panama and if so required with the requirements of the laws and government of any State colony country province or dependency where the Vessel may trade and to renew and replace all parts and appurtenances thereof when and as they shall be worn out damaged lost or destroyed by others of a similar nature and of at least equal quality;

         (4) to permit the Mortgagee or to procure that the Mortgagee be permitted by surveyors or other persons appointed by it in that behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition and her class or other records or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

         (5) to pay and discharge or to cause to be paid and discharged all debts damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel and in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

         (6) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by international law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which renders her liable to condemnation in a Prize Court or to destruction seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not) not to employ the Vessel or suffer her employment in carrying goods which are or may be declared contraband or to enter or trade to any zone which is declared a war zone or which is rendered dangerous by reason of such hostilities unless the Mortgagee shall have first given its consent in writing;

         (7) to take all reasonable precautions to prevent any infringements of any anti drug legislation in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America) to take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) and for this purpose to enter into a "Carrier Initiative Agreement" with the United States' Customs Service and to procure that the same or a similar agreement is maintained in full force and effect and that the Owner's obligations thereunder are performed in respect of the Vessel;

         (8) to comply with all laws, regulations, conventions and agreements whatsoever applicable to the Vessel in any jurisdiction in which the Vessel shall trade relating to pollution or protection of the environment howsoever;

         (9) promptly to furnish to the Mortgagee all such information as it may from time to time reasonably require regarding the Vessel her employment position and engagements particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

         (C) to notify the Mortgagee forthwith by letter or in case of urgency by telex of:-

               (1) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed five hundred thousand United States Dollars (USD500,000) (or the equivalent in any other currency);

               (2) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

               (3) any requirement or recommendation made by any competent authority which has not been complied with prior to fourteen (14) days before the date by which it is required to be complied with; and

               (4) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her earnings;

         (10) promptly to pay all tolls dues and other outgoings whatsoever in respect of the Vessel and as and when the Mortgagee may so require to furnish satisfactory evidence that the wages and allotments and insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

         (11) not without the previous consent of the Mortgagee in writing (which the Mortgagee shall have full liberty to withhold) to let the Vessel:-

               (1)   on demise charter for any period;

               (2) by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained is likely to exceed Thirteen (l3) months' duration;

               (3) on terms whereby more than Two (2) months' hire (or the equivalent) is payable in advance; or

               (4) below the market rate prevailing at the time when the Vessel is fixed;

         (12) (save for the Prior Mortgage in favour of the Prior Mortgagee) not without the previous consent in writing of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to mortgage charge or otherwise assign the Vessel or any share therein or to suffer the creation of any such mortgage charge or assignment to or in favour of any person other than the Mortgagee;

         (13) not without the previous consent in writing of the Mortgagee to sell or agree to sell or otherwise dispose of the Vessel or any share therein or change the flag of the Vessel;

         (14) not to put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed five hundred thousand United States Dollars (USD500,000) (or the equivalent in any other currency) unless:-

               (1) in the case of damage repairs to the Vessel, the Mortgagee is satisfied that the cost of such repairs (other than any deductible) is covered by the Insurances; or

               (2) in the case of a scheduled drydocking the Mortgagee is satisfied that adequate financial provision has been made for payment in respect thereof; or

               (3) the Mortgagee is satisfied that the person into whose possession the Vessel is to be delivered has agreed to waive any repairer's or similar possessory lien for work carried out to the Vessel by such person;

         (15) to keep proper books of account in respect of the Vessel and her earnings and as and when required by the Mortgagee to make such books available for inspection on behalf of the Mortgagee;

         (16) to comply with all the requirements and formalities under any applicable legislation of the Republic of Panama necessary to perfect this Mortgage as a valid and enforceable second preferred mortgage upon the Vessel and to furnish to the Mortgagee from time to time such evidence as the Mortgagee may reasonably request to satisfy itself with respect to the Owner's compliance with the provisions of this sub-clause;

         (17) to place and retain a copy of this Mortgage certified by the appropriate Panamanian authorities with the Vessel's papers on board the Vessel and any other certificates or other documents required by law and to cause each such certified copy and such papers to be brought to the attention of the master for the time being of the Vessel and to be exhibited on demand to any persons having business with the Vessel or to any representative of the Mortgagee; and

         (18) to comply, or procure that the operator of the Vessel will comply, with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time) ("the ISM Code") or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (i) to hold, or procure that the operator of the Vessel holds, a valid Document of Compliance (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the Owner or the operator (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to the Vessel pursuant to the ISM Code, (ii) to provide the Mortgagee with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued and
               (iii) to keep, or procure that there be kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate.

6.       EXPENSES

(1) The Owner undertakes to pay to the Mortgagee on demand all moneys whatsoever which the Mortgagee shall or may expend be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Deed and the other Security Documents or in or about the exercise by the Mortgagee of any of the powers vested in it under this Deed or under any of the other Security Documents and to pay interest thereon at the Default Rate from the date of demand until the date of actual receipt (whether before or after any relevant judgment).

(2) The Owner undertakes to pay on demand to the Mortgagee (or as it may direct) the amount of all investigation and legal expenses of any kind whatsoever stamp duties (if any) registration fees and any other charges incurred by the Mortgagee in connection with the preparation completion and registration of the Security Documents or otherwise in connection with the Outstanding Indebtedness and the security therefor.

7.       PROTECTION AND MAINTENANCE OF SECURITY

(1) The Mortgagee shall without prejudice to its other rights and powers hereunder be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its absolute discretion think fit for the purpose of protecting the security created by this Deed and the other Security Documents and each and every expense or liability so incurred by the Mortgagee in or about the protection of the security shall be repayable to it by the Owner on demand together with interest thereon at the Default Rate from the date of demand until the date of actual receipt whether before or after any relevant judgment.

(2)      Without prejudice to the generality of the foregoing:-

         (1) if the provisions of clause 4.1 hereof or any of them are not complied with the Mortgagee shall be at liberty to effect and thereafter to maintain all such insurances upon the Vessel as in its discretion it may think fit;

         (2) if the provisions of clause 5.1(C) and 5.1(D) hereof or any of them are not complied with the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

         (3) if the provisions of clause 5.1(E) hereof or any of them are not complied with the Mortgagee shall be at liberty to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel, and each and every expense or liability so incurred by the Mortgagee shall be recoverable from the Owner as provided in clause 7.1 hereof together with interest thereon at the Default Rate.

8.       EVENTS OF DEFAULT

(1) Upon the happening of any of the following events the Mortgagee shall cease to be under any further obligation to make the Loan available and the Outstanding Indebtedness shall immediately become payable to the Mortgagee on demand:-

         (1)   the happening of any of the events of default specified in clause
               11.1 of the Loan Agreement; or

         (2) anything is done or suffered or omitted to be done by the Owner which in the reasonable opinion of the Mortgagee has imperilled or is likely to imperil the security created by the Security Documents.

9.       ENFORCEMENT OF RIGHTS

(1) Upon the Mortgagee's demanding payment of the Outstanding Indebtedness under clause 8 hereof interest shall accrue thereon at the Default Rate from the date of demand until the date of payment (as well after as before judgment) and the security created by this Mortgage shall be enforceable so that the Mortgagee shall be entitled as and when it may see fit (subject to the rights of the Prior Mortgagee under the Prior Mortgage) to put into force and exercise all the powers possessed by it as mortgagee of the Vessel and in particular:-

         (1) to exercise all rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Article 1527 of the Code of Commerce and any other legislation or code affecting the same;

         (2) to bring suit at law in equity or in admiralty as it may be advised to recover judgment for any and all amounts due hereunder and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise; (1)

         (3) to take and enter into possession of the Vessel wherever the same may be without legal process and (if it has acted in good faith) without being responsible for loss or damage and the Owner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee, without being responsible for loss or damage where it has acted in good faith may hold lay up lease charter operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage and for that purpose may employ such agents managers masters officers crews surveyors and servants as it shall think fit and may repair and reclass the Vessel accounting only for the net profits if any arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceeds or pursuant to sub-clause
               (G) below all costs expenses charges damages or losses by reason of such use and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel and shall take her the Mortgagee shall have the right to dock the Vessel for a reasonable time at any place at the cost and expense of the Owner;

         (4) to require that all policies contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

         (5) to collect recover compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

         (6) to discharge compound release or compromise liens and/or claims in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

         (7) without being responsible for loss or damage (if it has acted in good faith) sell the Vessel at any place and at such time as the Mortgagee may specify and in such manner and on such terms and conditions as the Mortgagee may deem advisable free from any claim by the Owner in admiralty in equity at law or by statute except that notice of sale will be given by publication in a newspaper of general circulation in the city of Panama, Republic of Panama, not less than twenty (20) calendar days in advance of the sale to satisfy the requirement of notice of sale to the Owner and the other registered mortgagees, if any, contained in
               Article 1527 of the Panama Code of Commerce. Such notice shall be necessary only in respect of the initial date of sale and should an adjournment of the sale be deemed necessary, a new date, time and place for the sale may be set by the Mortgagee at the time of the adjournment without need for any further notice. In the event that the Vessel is sold under any power contained herein the Owner will if and when required by the Mortgagee execute such form of conveyance of the Vessel as the Mortgagee may direct or approve; and

         (8) to manage insure maintain and repair the Vessel and to employ sail or lay up the Vessel in such manner and for such period as the Mortgagee in its discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel her insurance management maintenance repair classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred in the absence of gross negligence or wilful default on the part of the Mortgagee,

         PROVIDED ALWAYS that upon any sale of the Vessel or any share therein by the Mortgagee pursuant to sub-clause (G) above the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be answerable therefor in any way.

10.      APPLICATION OF MONEYS

(1) All moneys received by the Mortgagee in respect of a sale of the Vessel or any share therein or otherwise pursuant to the provisions of this Mortgage and all moneys received and retained by the Mortgagee in respect of the Insurances and Requisition Compensation pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the relevant provisions of clause 10 of the Loan Agreement.

11.      NO WAIVER

(1) No delay or omission of the Mortgagee to exercise any right or power vested in it under the Security Documents or any of them shall impair such right or power or be construed as a waiver of or an acquiescence in any default by the Owner and no express waiver given by the Mortgagee in relation to any default by the Owner or breach by the Owner of any of its obligations under this Mortgage shall prejudice the right of the Mortgagee under this Mortgage arising from any subsequent default or breach (whether or not such subsequent default or breach is of a nature different from the previous default or breach) nor shall the giving by the Mortgagee of any consent to the doing of any act which by the terms of this Mortgage requires the consent of the Mortgagee prejudice the right of the Mortgagee to give or withhold as it sees fit is consent to the doing of any other similar act.

12.      POWER OF DELEGATION

(1) The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by the Security Documents or any of them (including the power vested in it by virtue of clause 13 hereof) in such manner upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit.

13.      POWER OF ATTORNEY

(1) Subject to the rights of the Prior Mortgagee under the Prior Mortgage, the Owner irrevocably appoints the Mortgagee as its attorney for the duration of the Security Period for the purpose of doing in its name all acts which the Owner itself could do in relation to the Vessel, PROVIDED HOWEVER that such power shall not be exercisable by or on behalf of the Mortgagee unless the security created by this Mortgage has become enforceable pursuant to clause 9 hereof.

(2) The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether the security created by this Mortgage has become enforceable pursuant to clause 9 hereof nor shall such person be in any way affected by notice that the security has not become enforceable and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

14.      FURTHER ASSURANCE

(1) The Owner further undertakes at its own expense to execute sign perfect do and (if required) register every such further assurance document act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Vessel or perfecting the security constituted by this Mortgage or contemplated by the other Security Documents.

15.      WAIVER OF RIGHTS AS SURETY

(1) The rights of the Mortgagee under this Mortgage, the security constituted by this Mortgage and the warranties covenants obligations and undertakings of the Owner contained in this Mortgage and/or this Deed shall not in any way be discharged, impaired or otherwise affected by:-

         (1) any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other party to any one or more of the Security Documents ("Security Party") under or in connection with any of the Security Documents;

         (2)   any amendment or variation of any of the Security Documents;

         (3) any failure of any of the Security Documents to be legal valid binding and enforceable in relation to any Security Party for any reason whatsoever;

         (4)   the winding-up or dissolution of any Security Party;

         (5) the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any Security Party; or

         (6) any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect the same.

(2) Until the Outstanding Indebtedness has been unconditionally and irrevocably paid and discharged in full, the Owner shall not by virtue of any payment made hereunder or under this Mortgage on account of the Outstanding Indebtedness or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this Mortgage or by virtue of any relationship between or transaction involving, the Owner and any Security Party:-

         (1) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Mortgagee or any other person; or

         (2) exercise any right of contribution from any Security Party under any one or more of the Security Documents; or

         (3) exercise any right of set-off or counterclaim against any Security Party; or

         (4) receive, claim or have the benefit of any payment, distribution, security or indemnity from any Security Party; or

         (5) unless so directed by the Mortgagee (when the Owner will prove in accordance with such directions), claim as a creditor of any Security Party in competition with the Mortgagee and the Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

16.      AMOUNT SECURED BY MORTGAGE

(1) A certificate submitted by the Mortgagee to the Public Registry Office in Panama or to any court of law or public authority as to the amount due or to become due from the Owner to the Mortgagee under this Mortgage shall in the absence of manifest error be conclusive and binding on the Owner for all purposes.

17.      NOTICES

(1) All certificates notices or demands to the Owner hereunder shall be given in accordance with the provisions of clause 11 of the Guarantee and all notices to the Mortgagee hereunder shall be given in accordance with the relevant provisions of clause 18 of the Loan Agreement.

18.      GOVERNING LAW, SEVERABILITY, ETC.

(1) This Mortgage shall be construed and enforceable in accordance with the laws of the Republic of Panama.

(2) The Owner agrees that the Mortgagee shall have liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security hereby constituted or to enforce any provisions of the Security Documents or to recover payment of the Outstanding Indebtedness and for the purpose of any proceeding for the enforcement of the security created by this Mortgage and/or the other Security Documents the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Mortgagee.

(3) If any provision in this Mortgage or any other of the Security Documents is or becomes invalid or unenforceable under any applicable law the provisions thereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its nonconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Mortgage and the other Security Documents shall be valid binding and enforceable in accordance with their respective terms.

(4) Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law in equity admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.

19.      MISCELLANEOUS

(1) This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

(2) The English text of this Mortgage is the authentic text and in the event of any differences arising on translation recourse shall be had to the English text.

20.      RECORDING OF THIS MORTGAGE

(1) The parties hereby confer a special power of attorney on the firm of lawyers named Galindo Arias & Lopez of the City of Panama in the Republic of Panama empowering such firm of lawyers to take all necessary steps to record this instrument of mortgage and the prohibitions contained in clauses 5.1(M) and (N) hereof and a certificate pursuant to clause 15 hereof in the appropriate registries in the City of Panama in accordance with the laws of the Republic of Panama with full power of substitution in respect of the special power of attorney herein granted.

IN WITNESS whereof this Mortgage has been executed the day and year first above written.

SIGNED SEALED and DELIVERED         )
as a DEED                           )
by ALMIRA ENTERPRISES, INC.         )
acting by                           )
      Adam Leon Shire               )       /s/ Adam Shire
its duly appointed attorney-        )
in-fact                             )
in the presence of:-                )
Richard J. Seville
/s/ Richard J. Seville

                             ACCEPTANCE OF MORTGAGE

The Undersigned Mortgagee NORDBANKEN AB (PUBL) a corporation organised and subsisting under the laws of Sweden DOES HEREBY ACCEPT the foregoing Mortgage executed in its favour by Almira Enterprises, Inc. a corporation incorporated according to the laws of Panama on the 21st day of June two thousand covering the Panamanian flag Vessel m.v. "ENCHANTED ISLE" and does hereby accept the said Mortgage in all respects AND AGREES to all terms and conditions of the said Mortgage

Dated the 21st day of June two thousand        .


SIGNED SEALED and DELIVERED         )
as a DEED                           )
by NORDBANKEN AB (PUBL)             )
acting by                           )
Gavin Le Fleming Sheperd            )      /s/ Gavin Le Fleming Shepherd
its duly appointed                  )
attorney-in-fact                    )
in the presence of:-                )
Richard J. Seville
/s/ Richard J. Seville